UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
May 16, 2007

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On May 16, 2007, the Registrant’s Board of Directors adopted the amended and restated Frozen Food Express Industries, Inc. 401(k) Savings Plan, which replaced a similar plan that had been in place since 2001. The plan that was adopted on May 16, 2007 was adopted primarily to comply with changes that recently became required by the Internal Revenue Service. A copy of the amended and restated Frozen Food Express Industries, Inc. 401(k) Savings Plan is filed herewith as Exhibit 10.1.

ITEM 8.01.	Other Events

On May 16, 2007, the Registrant’s Board of Directors declared a quarterly cash dividend of  $0.03 per share of the Registrant’s Common Stock to be paid on June 12, 2007 to holders of record as of May 24, 2007.  A copy of the press release announcing these actions is furnished , but not filed, with the Commission as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
The following exhibit is furnished pursuant to Item 2.02 of Form 8-K:
10.1 A copy of the amended and restated Frozen Food Express Industries, Inc. 401(k) Savings Plan.
99.1 Press Release dated May 16, 2007 of Frozen Food Express Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: May 17, 2007	By:	/s/ Thomas G. Yetter
Thomas G. Yetter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	A copy of the amended and restated Frozen Food Express Industries, Inc. 401(k) Savings Plan.
99.1	Press Release, dated May 17, 2007 of Frozen Food Express Industries, Inc.